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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-30123 (Commission File Number)	58-2004779 (IRS Employer Identification No.)
6195 Shiloh Road Alpharetta, Georgia 30005 (Address of principal executive offices) (Zip Code)
(770) 442-9707 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2005, First Horizon Pharmaceutical Corporation ("First Horizon") and Andrx Labs, LLC, Andrx Laboratories, Inc., Andrx Laboratories (NJ), Inc., and Andrx EU Ltd., (collectively "Andrx") announced a definitive agreement granting First Horizon an exclusive license to certain rights to the type 2 diabetes prescription medication Fortamet (metformin hydrochloride) and the cholesterol medication Altoprev (lovastatin), pursuant to an Agreement to License and Purchase dated March 2, 2005.

The closing of the transaction, which is subject to certain customary conditions including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, is expected to occur within the next 30-60 days. First Horizon intends to finance the transaction through available cash on hand and marketable securities.

Under the terms of the definitive agreement, First Horizon will pay $50 million for Fortamet at closing and up to $35 million for Altoprev, contingent upon meeting and sustaining certain manufacturing service levels. First Horizon will also pay Andrx a percentage of the net revenues associated with Fortamet and Altoprev. First Horizon will exclusively license, pursuant to a license agreement, the regulatory approvals to sell Fortamet and Altoprev in the United States, will purchase the Fortamet and Altoprev trademarks, worldwide marketing rights to Fortamet and Altoprev, certain Fortamet inventory, and marketing materials for the promotion, advertising and marketing of Fortamet and Altoprev, and assume certain of Andrx's contracts (subject to applicable third party consents) relating to the sale of Fortamet and Altoprev.

At closing, First Horizon will also enter into a long-term manufacturing and supply agreement appointing Andrx as manufacturer of Fortamet and Altoprev. The terms of the agreement require First Horizon to pay Andrx for the manufacture of Fortamet and Altoprev on a per unit basis for a ten year term, subject to Andrx's ability to terminate as of the conclusion of the seventh year. The unit price may adjust based on changes in the cost of the active pharmaceutical ingredients as well as changes in an annual inflationary index.

In addition to the license agreement and manufacturing and supply agreement, at closing First Horizon and Andrx will enter into customary agreements for transition services associated with the transition of the product lines, product quality assurance in accordance with detailed manufacturing specifications and the assignment of the trademarks.

Item 7.01    Regulation FD Disclosure

The press release issued March 2, 2005 announcing a definitive agreement to license and purchase certain assets associated with Fortamet and Altoprev is incorporated herein by reference and is attached hereto as Exhibit 99.1.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON PHARMACEUTICAL CORPORATION (Registrant)
By:	/s/ DARRELL BORNE Darrell Borne Chief Financial Officer

Date: March 4, 2005

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Item 9.01 Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.	Description
99.1	Press release dated March 2, 2005

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SIGNATURES